Exhibit 10.60

Credit Agreement

Contract No 18156124010128

Shanghai Rural Commercial Bank

Shanghai Rural Commercial Bank Credit Agreement

General terms and conditions

Covenantor:

Lender: refer to article one of special agreement conditions

Borrower: refer to article one of special agreement conditions

Both parties entered into this contract in accordance with related State laws and regulations upon equal negotiations and mutual agreement.

Item 1 Content of the loan

1.	The type of the loan refer to article two of special agreement conditions
2.	The purpose of using the loan refer to article three of special agreement conditions

Borrower shall strictly obey the use of the loan agreed by this contract, the borrower shall not use the loan for any other purpose beyond agreement (including but not limited that the borrower shall not use the loan for fixed assets and equity investments, and not use the loan as registered capital, the registered capital verification and increase endowment spread; shall not in violation of the relevant regulations of the State to invest stocks, futures and financial derivatives and other investment; shall not use the loan for some product and business field which were banned by explicit order; and shall not use the loan for some programs in violation of State laws and regulations and policies, and etc.

3.	The type of currency and amount of the loan refer to article four of special agreement conditions.
4.	Term of the loan:

(1) Term of the loan refer to article five of special agreement conditions

When advanced the loans according to the provisions under this contract, the Lender shall make remittance with T/T to the Borrower’s accounts. When the Lender finished the above process, deemed to be that the Lender has advanced the loans to the Borrower, and deemed to be that the Borrower has received the loans.

(2) If the loan amount, interest rate, drawdown date and maturity date hereunder are different from the credit voucher, the credit voucher record shall prevail. The credit voucher is an integral part of this contract, and has the equal legal effect.

(3) If the loans hereunder are denominated in foreign currency, the Borrower shall repay the principals and interests with original currency in a timely manner.

5.	Interest rate

(1) The interest rate of the loans refers to article six of special agreement conditions.

The loan drawdown date means that the date of the Lender shall advance a loan to the Borrower (as the detailed drawdown date, the record date in credit voucher shall prevail). When the Lender advances loans, in case of People’s Bank of China reduced the benchmark interest rate applicable for credit loans hereunder, the Lender shall readjust the interest rate according to interest rate floating range determined by special conditions under article six, without further notice to the Borrower in written.

(2) In the period of credit, in case of People’s Bank of China reduced the benchmark interest rate applicable for credit loans under this contract, shall from the corresponding date of the next cycle after adjusting the benchmark rate of the first loan advance date hereunder (the detailed conditions of cycle refer to article six the second paragraph), the Lender shall determine the new interest rate in accordance with the interest rate floating range provided by item six, without further notice to the Borrower. If the benchmark rate adjustment date, and the first loans issue date or the correspondence date of cycle’s first month of the first loans issue date are the same date, shall establish the new credit executive interest rate from the interest rate adjustment date. If there is no correspondence date of the next cycle of first loan issue date, shall deem the last date of this month as the interest rate adjustment date.

(2) The determination of the foreign credit interest rate refers to article seven of special conditions.

6.	The settlement of interest

The date of interest settlement refers to article eight of special condition.

The Borrower shall pay the interests at the next day of every interest settlement date. If the repayments date of the last principals recorded in credit voucher is not the interest settlement date, the unpaid interests shall be paid with this clear. In case of the adjustment of interest rate in each interest-bearing period, the interests shall be calculated on multi-stage.

7.	The formula of calculation of interest rate

Conversion formula of interest rate: daily interest rate = annual interest rate / 360

Monthly interest rate = annual interest rate / 12

Interest-bearing formula: interest amount = Accumulative amount of interest-bearing * daily interest rate, in which accumulative amount of interest-bearing=daily total balance of the loan

Item 2 The precondition of the borrowing

If the Borrower fails to satisfy the following any conditions, the Lender is entitled to refuse the drawdown request, and has right to not advance the loans, but if the Borrower satisfied all the following conditions not equal to the Lender has to advance the loans to the borrower, the Lender is still entitled to determine if advance the loans to the Borrower in accordance with reasonable estimate. If the Lender decides to not advance the loans to the Borrower, the Lender shall not assume any loss caused to the Borrower.

(1)	The Borrower has opened an account according to the Lender’s request and has designated special account of the funds collecting; the special account of funds collecting refer to article 9 of special agreement conditions; The Borrower has submitted the written application of advancing the loans to the Lender, and has provided the documents and materials, such as financial statements etc, as well as the operational information of accounts opened in other financial institutions ( including relevant account number, deposit and credit situations, etc.)
(2)	The Borrower has completed the relevant legal formalities such as governmental permission, approval and registration, etc, as well as other procedures required by the Lender, and the above procedures shall be sustainable and effective. If the Lender need, the Borrower shall provide the certifications or documents of completing aforementioned procedures.
(3)	If the loans under this agreement denominated in foreign currency, the Borrower has completed the approval, registration and other legal procedures in accordance with the relevant provisions of foreign exchange management, and the aforementioned procedures shall be sustainable and effective.

(4)	The contract comes into effect, and the guarantee documents under this contract comes into effect, as well as the corresponding real rights granted by security has set up and be sustainable and effective. If the Lender requires the Borrower to complete the procedures of insurance of the guarantee and/or collateral security, the relevant process has been completed according to the Lender’s request, and the Lender has obtain the required original guarantee documents hereof.
(5)	If the Lender requires to transacting notarization formalities, the Borrower has completed the notarization of this contract; if the Lender requires to transacting notarization which has the compulsory execution effect, the Borrower has completed the compulsory execution notarization formalities.
(6)	There is no significant adverse change in the Borrower’s operation and finance conditions.
(7)	The Borrower does not breach any conventions under this contract, or the Lender anticipates that the Borrower will not breach any conventions under this contract.
(8)	If the Lender requires, the Borrower has signed the regulatory agreement of relevant credit funds according to the Lender’s request.
(9)	The other preconditions required by the Lender refer to article 10 of special agreement.

Item 3 The Payment and Regulation of the loan

1.	The conditions of entrusted payment adopted by the contract refer to article 11 in special agreement.

Entrusted payment is the payment method where the Lender will, upon and in accordance with drawdown application and payment entrustment issued by the Borrower, remit the proceeds of the financing to the relevant payees of the Borrower for agreed purposes.

2.	If a entrusted payment method is adopted, the Borrower shall provide the Lender with following materials according to the Lender’s request, the Lender shall examine these materials, and has right to determine if shall make the payment to the Borrower according to application after examination. If the Lender decide not agree to make payment, the Lender shall not assume any loss subjected by the Borrower or other parties thereof.

(1) Relevant contracts and documents signed by the Borrower related to the use of loan, including but not limited to contracts, agreements, written remainder, and meeting summary, etc.

(2) Drawdown application, loan certificate, credit voucher and T/T voucher filled completely by the Borrower.

(3) Other documents required by the Lender.

3.	As to the payments except adopting entrusted payment method, shall adopt the method of direct payment by the Borrower. The direct payment is the Lender advance the financing directly to the Borrower’s account according to the drawdown application, the Borrower pay the financing independently to payees according to agreement.
4.	Under the method of entrusted payment, the Lender and/or the conservator (as appropriate), are entitled to examine if the information about payees and amount listed by the Borrower’s drawdown application is consistent with the relevant business agreement and the contract’s agreement hereof; and entitled to examine if the Borrower’s relevant materials is consistent with the terms of contract hereof and if the Borrower satisfied the conditions of drawdown financing under this contract. The Lender is entitled to determine if agree to make payments, if the Lender determine not agree to make payments, shall not assume any loss subjected by the Borrower or other parties thereof.

5.	Under the method of direct payment, the Borrower shall submit the report of using conditions regularly to the Lender and/or conservator (as appropriate) as requested. The Lender and/or conservator have the rights to examine the payment conditions of the loan, and inspect if the use of loan is consistent with the purposes as agreed by means of account analysis, voucher examination, field investigation or other ways deemed as appropriate by the Lender.
6.	If the following conditions occur: the Borrower’s credit condition decline, the ability of main business is not strong, the use of financing is abnormal, and other conditions which will affect the security of credit under this contract deemed by the Lender, the Lender may change the terms of the method of entrusted payment, or require the Borrower to adopt the method of entrusted payment for all payments, or ceasing the advancement and payment of financing without the agreement of the Borrower.
7.	Whatever payment method was adopted, the Lender shall not assume any responsibility in the following situations:

(1) The Lender fails to make the payments in time because the Borrower provides the information which is untrue, inaccurate, incomplete, or ineffective.

(2) The Lender fails to make the payments in time because the Lender conduct the provisions of Working capital loans management interim procedures produced by China Banking Regulatory Commission or other rules and regulations.

(3) Any other fault made by the Lender lead to the Lender fails to make the payments.

8.	The Borrower accept the Lender’s supervise in accordance with the contract hereof and/or regulatory agreement signed otherwise by two parties.
9.	If the Borrower breaches the several agreements about income collection and account’s daily management under this contract, or there is any default situations occurred on the Borrower under this contract, the Lender has right to deactivate the financing of regulatory account. The Borrower shall not draw down any funds from the regulatory account until the default being correct and accepted by the Lender.
10.	The Borrower shall provide the balance sheet, income statement, and other materials required by the Lender according to the Lender’s request for copy and check.
11.	The Borrower shall cooperate with the Lender for the request of the Lender about on-site supervision irregularly. If the Lender fails to exercise supervision on financing because of the Borrower, the Borrower shall assume the corresponding responsibility.

Item 4 Rights and Obligations of the Lender

1.	The Lender has rights to ask for the situations about Borrower’s productions and operation, finance activity, material inventory, and the use of loan, etc., and require the Borrower to provide documents, materials, and information such as financial statement on time.
2.	If the Borrower breach any agreement under this contract, or there is any adverse activities and situations occurred deemed as enough to affecting the securities of the loan, the Lender has rights to cease advance the loans and/or collect the loans in advance.
3.	The Lender is entitled to declare acceleration of maturity or recall the loan ahead of time according to the agreements under this contract.
4.	If the money paid by the Borrower is not enough to clear off the amounts payable, the Lender has rights to determine the orders of this amount being used to repay principals, interests, or penalties, compound interest, or expenses.

5.	If the Borrower fails to fulfill the obligations of repayment, the Lender has rights to disclose the Borrower’s default publicly.
6.	Under the premise of the Borrower fulfilling the agreements under this contract and satisfying other requests of the Lender, the Lender shall advance the loan to the Borrower according to the agreement.

Item 5 The Rights and Obligations of the Borrower

1.	The borrower shall manage the current settlements and deposits related to the loan according to the agreement listed in item 2 under this contract.
2.	If the financing is denominated in foreign currency, the Borrower shall complete the approval, registration, and other legal procedures related to this loan according to relevant provisions, and shall not breach the provisions to settle exchange.
3.	The Borrower shall repay the principals, interests, and other expenses according to the agreements regarding payment schedule, amounts, and currency. If the loans shall be extended, the Borrower shall provide the application in written to the Lender at least 15 days prior to the maturity date of the loan. The extension contract of the loan will be signed upon agreement of the Lender.
4.	The Borrower shall use the loans according to the purpose as agreed under this contract, shall not divert the loans.
5.	The Borrower shall provide the financial statement or other materials and information which is authentic, integrated, accurate, and effective per month to the Lender, and shall actively cooperate with the Lender about the examination of production and operation, finance activity, and the use of the loan under this contract.
6.	If any the following events occurred, the Borrower shall inform the Lender in written 30 business days in advance, and before paying off the principals and interests under this contract, or provide the repayment plan confirmed by the Lender, or before obtaining the written consent of the Lender, the Borrower shall not take action as follows:

(1) In the event of any significant change in the operation systems or the form of property organization, including but not limited to contract, leasing management, shareholding reform, joint operation, merger, separation, joint venture, and share transfer, etc.;

(2) Conducting investments and increasing the credit financing significantly, and so on;

(3) In the event of rectification, dissolution, or a petition for bankruptcy, etc.;

(4) In the event of dealing with all of or part of assets, or decreasing registered capital in the forms of sales, gift, rent, lend, transfer, collateral, pledge, and any other ways;

(5) Other events which is enough to cause change of the loan relationship under this contract or effect the realization of the Lender’s rights.

7.	In the event of any other situations which have a significant and negative effect on the repayment obligations besides the aforementioned activities, such as suspend operation, winding-up, cancellation of registration, cancellation of business license, representative or principal engaged in illegal activities, involving significant litigation or arbitration, and there is significant difficulty and deterioration in production and operation and finance, etc., the Borrower shall inform the Lender in written, and take action agreed by the Lender to ensure the loan security.

8.	If the Borrower provide warranty for others or guaranteed third parties by collateralizing its property, which will affect the ability of its repayment, shall inform the Lender in written in advance and obtain the written consent from the Lender.
9.	The Borrower shall not violate the debits in the forms of surreptitiously withdrawn funds, transfer assets, or transfer shares without authorization.
10.	In the event of the change in name, legal representative, address, range of operation by the Borrower, shall inform the Lender in written.
11.	There is any situations of suspend operation, winding-up, cancellation of registration, cancellation of business license, bankrupt, and loss in operation on the guarantee under this contract, losing part of all of ability of guarantee in correspondence with this contract, or the value of collateral or pledge decline, the Borrower shall inform the Lender in time and provide other guaranty measures agreed by the Lender.
12.	The Borrower shall assume the expenses of legal service, property security, transportation, assessment, safeguard, identification, and notarization, which are related to this contract or guarantee of this contract.
13.	Unless otherwise agreed hereunder, the Borrower shall submit the drawdown application at least 5 business days prior to the drawdown the funds under this contract.
14.	The Borrower’s warranty to the Lender

(1) The materials provided to the Lender shall be true, complete, accurate, legal, and effective, and the Borrower shall assume the corresponding responsibilities;

(2) Cooperate with the Lender to undertake credit payment management, management after credit, and relevant check.

(3) The Lender has rights to recall the loans in advance according to the Borrower’s situation of return of funds;

(4) Timely inform the Lender if there are any significant and adverse events which will affect the ability of repayment.

(5) Cooperate with the Lender’s check and supervision on the fundings under this contract.

Item 6 Repayment in advance

If would like to repay the money in advance, the Borrower shall obtain the written consent from the Lender in advance; If the Lender agreed, the interest-bearing way of the part of being repaid in advance refer to article 12 in the special conditions.

Item 7 Liability for Breach of Contract

1.	If the Borrower fails to repay the principal totally according to the schedule agreed by the contract (including the principals and interests which the Lender declared due in advance, or the principals and interests which is requested to be collected in advance by the Lender), the interest shall be bear from the due date at the rate of penalty, until the principals and interests are all paid off. If the interest rate is adjusted, the penalty shall be adjusted correspondingly.

Penalty interest rate of overdue amount refers to article 13 of special agreement conditions.

2.	If the Borrower fails to use the loan according to the purpose agreed by the contract, the Lender shall collect the interests as to the part of failing to use the loan according to the purpose agreed by the contract at a penalty interest rate from the date of failing to use the loan according to the purpose agreed by the contract to the date of maturity. If there is adjustment of interest rate, penalty interest rate will be adjusted correspondingly. The penalty interest rate of failing to use the loan according to the purpose agreed by the contract refers to article 13 of special agreement conditions.
3.	As to the outstanding interest payables, the Lender shall accrue the compound interest at an interest rate of overdue penalty interest. The interest rate of overdue penalty interest refers to article 13 of special agreement conditions.
4.	The Lender is entitled to cease the advance and payment of the financing, and exercise other rights under this contract upon occurrence of the following events to contributing to the default of the Borrower under this contract:

(1) The Borrower obtains the financing through providing the Lender with false and invalid materials;

(2) There is any material adverse change or deterioration of financial index and credit condition which breach the Lender’s restriction in Borrower's production and operation;

(3) The Borrower does not drawdown or pay the financing according to the contract.

(4) The Borrower breaches relevant provisions of this agreement or relevant regulatory provisions by circumventing entrusted payment arrangement by dividing one drawdown into multiple drawdowns of smaller amount;

(5) The Borrower breaches other agreements or documents entered into with the Lender;

(6) Breaches other agreement of this contract.

5.	If the Borrower breaches the obligations under this contract, the Lender has rights to make the Borrower to rectify the default activities within a definite time, has rights to cease to advance financing and recall the loans in advance, and has rights to declare that the credits under other credit contracts and/or agreements signed between the Lender and the Borrower are due in advance immediately, or take other action to protect the benefit of the Lender.
6.	If the guarantee breaches the obligations agreed by the guarantee contract under this contract, the Lender has rights to cease to advance financing and collect back the loans credit in advance, or take other property preservation measures.
7.	If the Borrower defaults, the Lender has rights to require the Borrower to assume expenses paid and payable by the Lender for realization of its claim hereunder, including without limitation attorney's fee, travel expense, litigation or arbitration fee, attachment fee, assets disposal fee, and other fees related to the realization of its claim. If the Borrower confirm, the Lender can charge this expense rely on the contract and/or agreement signed with relevant organization, or invoices or receipts issued by the relevant organization. The Borrower shall make the payments according to the Lender’s request.

Item 8 Security

Refer to the article 14 of special agreement conditions.

Item 9 Direct Deducted Agreement

1.	If the Borrower has the due principals, interests, penalty, default, compensation, escrow fee, and other expenses hereunder payables (including the proceeds due in advance declared by the Lender or the proceeds collected back in advance required by the Lender), the Borrower hereby agrees that The Lender shall deduct the amount directly from any account opened in the Lender’s system to be used to pay off without the Lender’s consent in advance. The Borrower hereby irrevocably grants the aforementioned rights of deduct directly to the Lender.
2.	If the currency of proceeds of being deducted is inconsistent with the currency of debits payable, shall be converted to the debits payable at Shanghai Rural Commercial Bank’s exchange rate on the day of deduction.
3.	If the proceeds of being deducted is not enough to pay off all of debits, the Lender has rights to determine the sequence of paying off.

Item 10 Dispute Resolution

1.	The conclusion, performance, interpretation, and validity of this agreement shall be governed by PRC law.
2.	The dispute related to contract hereunder shall be subjected to be governed by the court of the place where the Lender is located.
3.	If this contract has enforced notarization, the Borrower fails to perform or under-perform its obligations hereunder when the performance period expires or the Lender declares acceleration of maturity or recall the loan ahead of time, the Lender may directly apply the compulsory execution to the Borrower in accordance with the laws, and the Borrower hereof undertake to accept enforcement.

Item 11 Other Matters

1.	The notice which is in connection with this contract shall be delivered to the other party in written form according to the address (if one party inform another to change address, the new address shall be prevail) listed in first page hereunder.
2.	If the notice is delivered by express, shall be deemed as deliver to each other on the receipt date; if the notice is delivered by mails, from the third business day after send the notice shall be deemed as reach to each other.
3.	The title of contract hereunder is only used for convenience, shall not affect the validity and the interpretation of the items under this contract.
4.	Other agreed matters refer to article 15 of special conditions.

Item 12 Effectiveness of the Contract

This contract is considered valid from the date of signing by two parties.

Item 13 Copies of the Contract

1.	The copies of the contract refer to article 16 of special conditions.
2.	“The system of Lender” of contract hereunder means Shanghai rural commercial bank head office and its branches
3.	“Loan” and “Credit” in the contract hereunder are the same concept but two kinds of expression, and this distinction is only needed for the statement of terms of the contract.

Item 14 Special Presentation

The contract hereunder is consisted of general terms and special terms, and the Lender has reminded the Borrower to make complete and accurate understanding for the general terms listed in this contract and special terms which are written, especially the terms under which add bold lines. The Lender has remind the Borrower sufficiently to notice the terms in bold lines, and explain these terms correspondingly as required by the Borrower. The parties signed the contract hereunder are in accord on the meaning of contract and the terms hereunder.

The Loan Contract of Shanghai Rural Commercial Bank

Special Agreement Conditions

No. 18156124010128

Article 1 The presentations of two parties

The Lender: Shanghai Rural Commercial Bank, Pudong Branch

Representative: Jianping Wang

Address:

Phone Number:

The Borrower: Shanghai Hai Lu Kun Lun Hi-tech Engineering Co., Ltd.

Representative: Qinghuan Wu

Address: No. 1388 Zhangdong Road, Zhangjiang Hi-tech Park, Shanghai ,China

Phone Number: 20281866

Article 2  Category of Loan: Short term working capital loan

Article 3  Purpose of Loan: payment for purchase goods

Article 4  The kind of currency and amount: Totally RMB 30 million

Article 5  Period of the loan: From November 20, 2012 to November 19, 2013 (the date recorded in financing voucher shall be prevail).

Article 6  The interest rate shall be 15% above the People’s Bank of China’s benchmark rate, which is 6% within one year on the date of signing this contract.

From the date of advancing the first financing of contract hereunder, the interest rate shall be adjusted every twelve months for a cycle. The detailed mode of execution refers to item 5(1) of general conditions in this contract.

Article 7  The interest rate for foreign currency loans shall be determined in accordance with item _____ below:

(1) The loan interest rate shall be ____-month ______________ (LIBOR/HIBOR) (the benchmark interest rate) plus a margin equal to _____ base point.

(2) Bears an annual interest rate of ______%, until the maturity.

(3) Other way _____________.

Article 8  The interest hereunder shall be settled per quarter, and the interest-bearing date is the twenty day of every quarter.

Article 9  Capital recovery account:

Bank of deposit: Shanghai Rural Commercial Bank, Pudong Branch;

Account Name: Shanghai Hai Lu Kun Lun Hi-tech Engineering Co., Ltd.;

Account Number: 32422208010219918.

Article 10 Other preconditions required by the Lender:

_______________________________________________________________.

Article 11  The borrower shall adopt the method of entrusted payment when it makes one payment in excess of RMB 5 million (the foreign currency shall be converted to RMB), or satisfy any of the following terms, or required by the Lender:

(1)__________________________________;

(2) _________________________________;

(3) _________________________________ ;

(4) _________________________________ .

Article 12  If the Lender approves any prepayment, as to the part of prepayment shall bear the interest in accordance with the first way as follows:

1. The interests shall be carried in accordance with the terms and interest rate hereunder.

2. The interest rate shall be ____ above the rate of the agreement hereunder.

3. Collect the liquidated damages of prepayments to the Borrower according to percent ___ of the prepayment amount.

Article 13 The overdue amount interest rate shall add 50% based on the rate of contract agreed hereunder.

If the Borrower fails to use the loans according to the purpose agreed by the contract hereunder, the penalty interest rate shall add 100% based on the interest rate of the contract hereunder.

Article 14 All debts under this contract shall be provided guaranty to the Lender by the following guarantors (the guarantee contract shall be signed separately):

1. The guarantor ____________ (Full Name) shall provide the guarantee, and the contract number is ______________________________.

2. The guarantor _______________ (Full Name) shall provide the maximum amount guarantee, and the contract number is ______________________________.

3. The mortgage holder _______________ (Full Name) shall provide the security guarantee, and the contract number is ______________________________.

4. The mortgage holder Jiangsu SOPO Group Co., Ltd.  (Full Name) shall provide the maximum amount security guarantee, and the contract number is 18156124110128___ .

5. The pledger _______________ (Full Name) shall provide the movable property pledge, and the contract number is ______________________________.

6. The pledger _______________ (Full Name) shall provide the right’s pledge, and the contract number is ______________________________.

7. The pledger _______________ (Full Name) shall provide the maximum amount pledge, and the contract number is ______________________________.

8. The guarantor _______________ (Name) shall provide the guarantee, and the personal guaranty contract number is ______________________________.

9. The guarantor Qinghuan Wu        (Name) shall provide the maximum amount guaranty, and the personal maximum amount guaranty contract number is ___18156124410128 ______________________________.

10. _______________________________________.

11. _______________________________________.
12. _______________________________________.

Article 15 Other matters agreed by the parties

1. The contract hereunder whose number is 18156124170128 is a special business contract signed by two parties under the contract of “maximum amount financing contract”.

2. In the event of guarantor hereunder without the Lender’s written consent, come up with the situations of selling, transfer, or grant the collateral, setting repledge right of mortgage, or repaying other debts with the collateral, or set the collateral to the trusted property, etc., the Lender is entitled to cancel all or part of the loans, and declare that the contract or loan due in advance, return the principals and interests in advance.

Article 16 This contract is made in 4 copies, with the Lender holding 2 copies, and the Borrower, guarantor, and other parties holding 1 copy, each of which shall have equal legal effect.

(No text)

(Signature page only)

The Lender: Shanghai Rural Commercial Bank, Pudong Branch

Legal representative (authorized representative): Jianping Wang

Dated: 11/20/2012

The Borrower: Shanghai Hai Lu Kun Lun Hi-tech Engineering Co., Ltd.

Person in charge (authorized representative): Qinghuan Wu

Dated: 11/20/2012